EXHIBIT 10.1


                              ORPHAN MEDICAL, INC.
                            STOCK PURCHASE AGREEMENT


            Agreement, made and entered into as of the 2nd day of August, 1999, between Orphan Medical, Inc., a Minnesota corporation (the "Company"), and each of the persons listed on Schedule 1 to this agreement (the "Investors").

            For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Investors agree as follows:

            1. Authorization of Securities. The Company proposes to authorize, issue and sell an aggregate of 2,950 shares of Series B Convertible Preferred Stock, par value $0.01 per share (the "Series B Preferred Stock"), which shall be issued pursuant to and shall be entitled to such preferences, rights and benefits as are set forth in the capital stock provisions of the Company's Certificate of Designation, which shall be in the form of the attached Exhibit
A. On or before the Closing Date (as that term is defined in Section 3 hereof), the Company shall cause its Articles of Incorporation to be amended so that they will contain provisions identical to Exhibit A. As used in this agreement, the term "Preferred Shares" shall mean the shares of Series B Convertible Preferred Stock to be sold pursuant to this agreement and all shares of Series B Convertible Preferred Stock issued in exchange or substitution therefor.

            2. Sale and Purchase of Preferred Shares.

            (a) Subject to the terms and conditions hereof, the Company agrees to sell to each Investor, and each Investor severally agrees to purchase from the Company on the Closing Date (as that term is defined in Section 3 hereof), the number of Preferred Shares set forth opposite its name on
      Schedule 1. Preferred Shares acquired by the Investors on the Closing Date shall be accompanied by stock purchase warrants (the "Warrants") which will give Investors the right to purchase that number of shares of either Series C Convertible Preferred Stock, $0.01 par value (the "Series C Preferred Stock") or Series D Non-Voting Preferred Stock, par value $0.01 per share (the "Series D Preferred Stock") as is designated on Schedule 1 after each Investor's name. The purchase price of Preferred Shares acquired by the Investors on the Closing Date shall be $1,000 per share, and there shall be no additional payment for the Warrants.

            (b) The Warrants shall be evidenced by an instrument in the identical form of the attached Exhibit B. Upon exercise of the Warrants, the Series C Preferred Stock or Series D Preferred Stock, as the case may be, shall be issued pursuant to, and shall be entitled to, such rights and benefits as are set forth in Exhibit A.

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            3. Closing. The closing of the transactions contemplated by Section
2 of this agreement shall take place at the offices of Dorsey & Whitney LLP, 220 South Sixth Street, Minneapolis, Minnesota 55402, at 10:00 A.M., Minneapolis time, on August 2, 1999 (the "Closing Date") or at such other place or different time or day as may be mutually acceptable to the Investors and the Company.

            At the closing, the Company will deliver to each Investor a certificate or other instrument, dated such Closing Date, representing the Preferred Shares purchased by such Investor on such Closing Date and will also deliver an instrument in the form attached hereto as Exhibit B evidencing the Warrants to which each such Investor is entitled, registered in its name as stated on Schedule 1 (or in the name of its nominee if it so specifies to the Company at least 48 hours prior to such Closing Date) against payment to the Company of the purchase price of Preferred Shares and Warrants being purchased by such Investor.

            4. Representations and Warranties by the Company. In order to induce each Investor to enter into this agreement and to purchase the number of Preferred Shares and Warrants set forth after its name on Schedule 1, the Company hereby represents and warrants to each Investor that, except as disclosed in the attached Exhibit C:

                4.1 Organization, Standing, etc. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota, and has the requisite corporate power and authority to own its properties and to carry on its business as it is now being conducted. The Company has the requisite corporate power and authority to issue (i) the Preferred Shares, (ii) the shares of its common stock into which the Preferred Shares are convertible (the "Conversion Shares"), (iii) the Warrants, (iv) the shares of Series C Preferred Stock issuable upon exercise of the Warrants, (v) the shares of Series D Preferred Stock issuable upon exercise of the Warrants,
(vi) the shares of Series D Stock issuable upon conversion of the Series C Preferred Stock (the "Series D Conversion Shares"), (vii) the common stock issuable upon conversion of the Series D Preferred Stock issuable upon exercise of the Warrants in the event of a Transfer Conversion (as that term is defined in Section 7 of Exhibit B)(the "Transfer Conversion Shares") and to otherwise perform its obligations under this agreement.

                4.2 Governing Instruments. The copies of the Articles of Incorporation and bylaws of the Company which have been delivered to legal counsel for the Investors prior to the execution of this agreement are true and complete copies of the duly and legally adopted Articles of Incorporation and bylaws of the Company in effect as of the date of this agreement.

                4.3 Subsidiaries, Etc. The Company does not have any direct or indirect ownership interest in any corporation, partnership, joint venture, association or other business enterprise. If any entity is listed on Exhibit C and the Company owns a controlling interest in such entity, each of the representations and warranties set forth in this Article 4 are

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being hereby restated with respect to such entity (modified as appropriate to the nature of such entity).

                4.4 Qualification. The Company is duly qualified, licensed or domesticated as a foreign corporation in good standing in each jurisdiction wherein the nature of its activities or the properties owned or leased by it makes such qualification, licensing or domestication necessary and in which failure to so qualify or be licensed or domesticated would have a material adverse impact upon its business.

                4.5 Financial Statements. Attached to this agreement as Exhibit D are (a) a balance sheet, as at December 31, 1998 for the Company, together with the related statements of income and retained earnings and changes in financial position for the fiscal year then ended which balance sheet and related statements have been audited by Ernst & Young LLP and (b) a balance sheet, as at June 30, 1999 for the Company, together with the related statements of operations and cash flows for the six (6)-month period then ended. Such financial statements (i) are in accordance with the books and records of the Company, (ii) present fairly the financial condition of the Company at the balance sheets dates and the results of its operations for the periods therein specified, and (iii) have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior accounting periods other than as set forth in the footnotes thereto and, with respect to the interim financial statements, normal year end adjustments which are immaterial in the aggregate. Without limiting the generality of the foregoing, the balance sheets or notes thereto disclose all of the debts, liabilities and obligations of any nature (whether absolute, accrued or contingent and whether due or to become due) of the Company at December 31, 1998 and June 30, 1999 which, individually or in the aggregate, are material and which in accordance with generally accepted accounting principles would be required to be disclosed in such balance sheets, and include appropriate reserves for all taxes and other liabilities accrued as of such dates but not yet payable.

                4.6 Tax Returns and Audits. All required federal, state and local tax returns or appropriate extension requests of the Company have been filed, and all federal, state and local taxes required to be paid with respect to such returns have been paid or provision for the payment thereof has been made. The Company is not delinquent in the payment of any such tax or in the payment of any assessment or governmental charge. The Company has not received notice of any tax deficiency proposed or assessed against it, and it has not executed any waiver of any statute of limitations on the assessment or collection of any tax. The Company has not received notice that any of the Company's tax returns has been audited by governmental authorities. The Company does not have any tax liabilities except those reflected on Exhibit D or those incurred in the ordinary course of business since December 31, 1998.

                4.7 Changes, Dividends, etc. Except for the transactions contemplated by this agreement, since December 31, 1998, the Company has not:
(i) incurred any debts, obligations or liabilities, absolute, accrued or contingent and whether due or to become due,

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except current liabilities incurred in the ordinary course of business which
(individually or in the aggregate) will not materially and adversely affect the business, properties or prospects of the Company; (ii) paid any obligation or liability other than, or discharged or satisfied any liens or encumbrances other than those securing, current liabilities, in each case in the ordinary course of business; (iii) except for distributions made with respect to the Senior Convertible Preferred Stock (as that term is defined in Section 4.15(a) hereof), declared or made any payment to or distribution to its shareholders as such, or purchased or redeemed any of its shares of capital stock, or obligated itself to do so; (iv) mortgaged, pledged or subjected to lien, charge, security interest or other encumbrance any of its assets, tangible or intangible, except in the ordinary course of business; (v) sold, transferred or leased any of its assets except in the ordinary course of business; (vi) suffered any physical damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the properties, business or prospects of the Company; (vii) entered into any transaction other than in the ordinary course of business;
(viii) encountered any labor difficulties or labor union organizing activities;
(ix) issued or sold any shares of capital stock or other securities (other than shares issued upon exercise of warrants or options that were outstanding as of December 31, 1998) or granted any options, warrants, or other purchase rights with respect thereto other than pursuant to this agreement; (x) made any acquisition or disposition of any material assets or became involved in any other material transaction, other than for fair value in the ordinary course of business; (xi) increased the compensation payable, or to become payable, to any of its directors or employees, or made any bonus payment or similar arrangement with any of its directors or employees or increased the scope or nature of any fringe benefits provided for its employees or directors, other than normal compensation adjustments and bonuses and adjustments and bonuses made in the ordinary course of business consistent with industry custom and practices; or
(xii) agreed to do any of the foregoing other than pursuant hereto. There has been no material adverse change in the financial condition, operations, prospects, results of operations or business of the Company since December 31, 1998.

                4.8 SEC Reports and Financial Statements. The Company has filed with the Securities and Exchange Commission (the "SEC") all forms, reports, schedules, statements and other documents required to be filed by it with the SEC, including, without limitation, the Company's Registration Statement filed on Form S-1 on March 3, 1995, Registration Statement filed on Form S-1 on March 11, 1996, Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q (as such documents have been amended since the time of their filing, collectively, the "SEC Documents"), and have filed all exhibits required to be filed with the SEC Documents. As of their respective dates or, if amended, as of the date of the last such amendment, the SEC Documents, including, without limitation, any financial statements or schedules included therein, complied in all material respects with the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

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                4.9 Title to Properties and Encumbrances. Except as otherwise set forth in Exhibit D and the SEC Documents, and except for properties and assets disposed of in the ordinary course of business since December 31, 1998, the Company has good and marketable title to all of its properties and assets, including without limitation the properties and assets included in the balance sheet at December 31, 1998 and the properties and assets used in the conduct of its business, which properties and assets are not subject to any mortgage, pledge, lease, lien, charge, security interest, encumbrance or restriction, except (a) those which are shown and described in Exhibit D, (b) liens for taxes and assessments or governmental charges or levies not at the time due or in respect of which the validity thereof shall currently be contested in good faith by appropriate proceedings, or (c) those which do not materially affect the value of or interfere with the use made of such properties and assets.

                4.10 Conditions of Properties. The plant, offices and equipment of the Company have been kept in good condition and repair, subject to normal wear and tear.

                4.11 Compliance With Applicable Laws and Other Instruments. The business and operations of the Company have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of all governmental authorities. Neither the execution nor delivery of, nor the performance of or compliance with, this agreement nor the consummation of the transactions contemplated hereby will, with or without the giving of notice or passage of time, result in any breach of, or constitute a default under, or result in the imposition of any lien or encumbrance upon any asset or property of the Company pursuant to, any agreement or other instrument to which the Company is a party or by which it or any of its properties, assets or rights is bound or affected, and will not violate the Articles of Incorporation or bylaws of the Company. The Company is not in violation of its Articles of Incorporation or bylaws nor in violation of, or in default under, any lien, indenture, mortgage, lease, agreement, instrument, commitment or arrangement. The Company is not subject to any restriction which would prohibit it from entering into or performing its obligations under this agreement.

                4.12 Preferred Shares, Warrants, Conversion Shares, Series C Preferred Stock, Series D Preferred Stock, Series D Conversion Shares and Transfer Conversion Shares. The Preferred Shares, when issued and paid for pursuant to the terms of this agreement, will be duly authorized, validly issued and outstanding, fully paid, nonassessable shares and shall have all rights, privileges and preferences specified in the Certificate of Designation and shall be free and clear of all pledges, liens, encumbrances and restrictions. The Warrants, when issued pursuant to the terms of this agreement, will be binding obligations of the Company in accordance with their terms. The Conversion Shares have been reserved for issuance and when issued upon conversion of the Preferred Shares will be duly authorized, validly issued and outstanding, fully paid, nonassessable and free and clear of all pledges, liens, encumbrances and restrictions. The shares of Series C Preferred Stock issuable upon exercise of the Warrants, the shares of Series D Preferred Stock issuable upon exercise of the Warrants, the Series D

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Conversion Shares and the Transfer Conversion Shares have been reserved for issuance and when issued upon exercise of the Warrants or any conversion rights thereunder will be duly authorized, validly issued and outstanding, fully paid, nonassessable and free and clear of all pledges, liens, encumbrances and restrictions.

                4.13 Securities Laws. Based in part upon the representations of the Investors in article 5, no consent, authorization, approval, permit or order of or filing with any governmental or regulatory authority is required under current laws and regulations in connection with the execution and delivery of this agreement or the offer, issuance, sale or delivery of the Preferred Shares, the Warrants, the Conversion Shares, the Series C Preferred Stock, the Series D Preferred Stock, the Series D Conversion Shares or the Transfer Conversion Shares, other than the qualification thereof, if required, under applicable state securities laws, which qualification has been or will be effected as a condition of these sales. The Company has not, directly or through an agent, offered the Preferred Shares, the Warrants or any similar securities for sale to, or solicited any offers to acquire such securities from, persons other than the Investors and other accredited investors. Under the circumstances contemplated by this agreement and assuming the accuracy of the representations of the Investors in article 5, the offer, issuance, sale and delivery of the Preferred Shares, the Warrants, the Conversion Shares, the Series C Preferred Stock, the Series D Preferred Stock, the Series D Conversion Shares and the Transfer Conversion Shares will not, under current laws and regulations, require compliance with the prospectus delivery or registration requirements of the federal Securities Act of 1933, as amended (the "Securities Act").

                4.14 Intellectual Property.

            (a) Intellectual Property Assets--The term "Intellectual Property Assets" includes:

                  (1) the name "Orphan Medical," all fictional business names, trading names, registered and unregistered trademarks, service marks, and applications (collectively, "Marks");

                  (2) all patents, patent applications, and inventions and
            discoveries that may be patentable (collectively, "Patents");

                  (3) all copyrights in both published works and unpublished works (collectively, "Copyrights");

                  (4) all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints (collectively, "Trade Secrets"),

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in each case owned, used, or licensed by the Company as licensee or licensor.

            (b) Agreements--The SEC Documents contain a complete and accurate list and summary description, including any royalties paid or received by the Company, of all material contracts and agreements relating to the Intellectual Property Assets to which the Company is a party or by which the Company is bound, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a value of less than $50,000 under which the Company is the licensee. There is no outstanding and, to the Company's knowledge, no threatened dispute or disagreement with respect to any such agreement.

            (c) Know-How Necessary to Conduct the Company's Business

                  (1) To the Company's knowledge, the Intellectual Property
            Assets are all those necessary for the operation of the Company's business as it is currently conducted. The Company either owns or has licensed sufficient rights to each of the Intellectual Property Assets, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims, and has the right to use without payment to a third party, except for royalties described in the SEC Documents, all of the Intellectual Property Assets.

                  (2) The Company has a policy that requires all current
            employees of the Company to execute written contracts with the Company that assign to the Company all rights to any inventions, improvements, discoveries, or information relating to the business of the Company, and all of the Company's former and current employees have executed such a contract. No employee of the Company has entered into any contract or agreement that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than the Company.

            (d) Patents

                  (1) The SEC Documents contain a complete and accurate list and summary description of all Patents. Except as set forth on Exhibit C, the Company owns no Patents. The Company has exclusive rights to use the Patents that it uses or licenses, in each case free and clear of all liens, security interests, charges, encumbrances, entities, and other adverse claims except for any royalties described in the SEC Documents and for security interests in favor of Riverside Bank.

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                  (2) To the Company's knowledge, all of the Patents licensed to or used by the Company, are currently in compliance with formal legal requirements (including payment of filing, examination, and maintenance fees and proofs of working or use), and, to the Company's knowledge, are valid and enforceable.

                  (3) No Patent has been or is now involved in any interference, reissue, reexamination, or opposition proceeding or has had an unfavorable final ruling against its interests in any such proceeding. To the Company's knowledge, there is no potentially interfering patent or patent application of any third party.

                  (4) To the Company's knowledge, no Patent is infringed or has been challenged or threatened in any way. To the Company's knowledge, none of the products manufactured and sold, nor any process or know-how used, by the Company infringes or is alleged to infringe any patent or other proprietary right of any other person.

                  (5) All products made, used, or sold under the Patents have been marked in compliance with 35 United States Code ss. 287 and the comparable requirements of any jurisdiction in which the products are made, used or sold.

            (e) Trademarks

                  (1) The Company is the owner of all right, title, and interest in and to each of its Marks, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.

                  (2) All Marks that have been registered with the United States
            Patent and Trademark Office are currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), and, to the Company's knowledge, are valid and enforceable.

                  (3) No Mark has been or is now involved in any opposition, invalidation, or cancellation and, to the Company's knowledge, no such action is threatened with the respect to any of the Marks.

                  (4) To the Company's knowledge, there is no potentially
            interfering trademark or trademark application of any third party.

                  (5) To the Company's knowledge, no Mark is infringed or has been challenged or threatened in any way. To the Company's knowledge, none of the

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            Marks used by the Company infringes or is alleged to infringe any trade name, trademark, or service mark of any third party.

                  (6) All products and materials containing a Mark marking in compliance with 15 United States Code ss. 1111 or the comparable requirements of any jurisdiction in which such products and materials are sold.

            (f) Copyrights

                  (1) The Company is the owner of all right, title, and interest in and to each of its copyrights, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.

                  (2) All the Copyrights are currently in compliance with legal requirements and are, to the Company's knowledge, valid and enforceable.

                  (3) No Copyright is infringed or, to the Company's knowledge, has been challenged or threatened in any way. To the Company's knowledge, none of the subject matter of any of the Copyrights infringes or is alleged to infringe any copyright of any third party or is a derivative work based on the work of a third party.

            (g) Trade Secrets

                  (1) The Company has taken reasonable precautions to protect the confidentiality and value of the Trade Secrets.

                  (2) The Company either owns or has licensed the rights to use the Trade Secrets that are necessary and sufficient for the operation of the Company's business as it is currently conducted. To the Company's knowledge, those Trade Secrets that are not part of the public knowledge or literature have not been used, divulged, or appropriated either for the benefit of any person or to the detriment of the Company.

                  (3) The Company has not been charged with misappropriation of know-how or trade secrets. To the Company's knowledge, no third party has misappropriated or attempted to misappropriate the Trade Secrets.

                4.15 Capital Stock

            (a) At the date hereof, the authorized capital stock of the Company consists of 25,000,000 shares, of which 14,000 shares are designated as Senior Convertible Preferred

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Stock, $0.01 par value (the "Senior Convertible Preferred Stock"). As of the date hereof, 6,588,707 shares of undesignated capital stock, $.01 par value (the "Common Stock") are issued and outstanding and 8,088 shares of Senior Convertible Preferred Stock are issued and outstanding. All of the outstanding shares of the Company were duly authorized, validly issued and are fully paid and nonassessable. Except as set forth on Exhibit C, the SEC Documents (as that term is defined in paragraph 4.8 hereof) contain an accurate and complete description of all outstanding subscriptions, options, warrants, calls, contracts, demands, commitments, convertible securities or other agreements or arrangements of any character or nature whatever, other than this agreement, under which the Company is obligated to issue any securities of any kind representing an ownership interest in the Company. Neither the offer nor the issuance or sale of the Preferred Shares or the Warrants constitutes an event, under any anti-dilution provisions of any securities issued or issuable by the Company or any agreements with respect to the issuance of securities by the Company, which will either increase the number of shares issuable pursuant to such provisions or decrease the consideration per share to be received by the Company pursuant to such provisions, except that such issuance and sale does constitute such an event under the anti-dilution provisions of the Company's Senior Convertible Preferred Stock. Except for the Senior Convertible Preferred Stock and the warrants that, as of June 30, 1999, entitled holders to purchase an aggregate of 206,725 shares of Common Stock (which warrants were originally issued on May 19, 1995 to R.J. Steichen & Company and a portion of which were subsequently assigned to employees and affiliates of R.J. Steichen & Company) (the "Steichen Warrants"), the Company is not a party to any agreement or understanding pursuant to which it is obligated to register any shares of its capital stock or other securities under the Securities Act or any other state securities laws. No holder of any security of the Company is entitled to any preemptive or similar rights to purchase any securities of the Company from the Company; provided, however, that nothing in this section 4.15 shall affect, alter or diminish any right granted to the Investors in this agreement. All outstanding securities of the Company have been registered in accordance with the Securities Act or issued in full compliance with an exemption or exemptions from the registration and prospectus delivery requirements of the Securities Act and from the registration and qualification requirements of all applicable state securities laws.

            (b) Upon consummation of the transactions contemplated herein, the authorized capital stock of the Company shall consist of 25,000,000 shares, of which 14,000 shares are designated as Senior Convertible Preferred Stock, 5,000 shares are designated as Series B Convertible Preferred Stock, 4,000 shares are designated as Series C Convertible Preferred Stock, 1,500,000 shares are designated as Series D Non-Voting Preferred Stock and 6,588,707 shares are Common Stock.

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            (c) Upon consummation of the transactions contemplated herein, the
Company shall have reserved a sufficient number of its shares of undesignated capital stock for issuance as Conversion Shares and Transfer Conversion Shares.

                4.16 Outstanding Debt. The Company does not have any material indebtedness incurred as the result of a direct borrowing of money, including, but not limited to, indebtedness with respect to trade accounts, except as set forth in Exhibit D or the notes thereto. The Company is not in default in the payment of the principal of or interest or premium on any such indebtedness, and no event has occurred or is continuing under the provisions of any instrument, document or agreement evidencing or relating to any such indebtedness which with the lapse of time or the giving of notice, or both, would constitute an event of default thereunder.

                4.17 Corporate Acts and Proceedings. This agreement and the Warrants have been duly authorized by all necessary corporate action on behalf of the Company, has been duly executed and delivered by authorized officers of the Company, and is a valid and binding agreement on the part of the Company that is enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors' rights generally and to judicial limitations on the enforcement of the remedy of specific performance and other equitable remedies. All corporate and shareholder action necessary to the authorization, creation, issuance and delivery of the Preferred Shares, the Warrants, the Conversion Shares, the Series C Preferred Stock, the Series D Preferred Stock, the Series D Conversion Shares and the Transfer Conversion Shares has been taken by the Company, or will be taken by the Company on or prior to the Closing Date.

                4.18 Brokers or Finders. No person, firm or corporation has or will have, as a result of any act or omission of the Company, any right, interest or valid claim against the Company or any Investor for any commission, fee or other compensation as a finder or broker in connection with the transactions contemplated by this agreement. The Company will indemnify and hold each of the Investors harmless against any and all liability with respect to any such commission, fee or other compensation which may be payable or determined to be payable in connection with the transactions contemplated by this agreement.

                4.19 Litigation; Governmental Proceedings. There are no legal actions, suits, arbitrations or other legal, administrative or governmental proceedings or investigations pending or, to the knowledge of the Company, threatened against the Company, or its properties or business, and the Company is not aware of any facts which are likely to result in or form the basis for any such action, suit or other proceeding. The Company is not in default with respect to any judgment, order or decree of any court or any governmental agency or instrumentality. The Company has not been threatened with any action or proceeding under any business or zoning ordinance, law or regulation.

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                4.20 No Undisclosed Liabilities. Except for liabilities not in excess of $50,000 individually or $100,000 in the aggregate, each incurred in the ordinary course of business and consistent with past practice, and liabilities incurred in connection with the consummation of the transactions contemplated hereby (none of which, individually or in the aggregate, could reasonably have a material adverse effect on the business, operations, financial condition, prospects or results of operation of the Company) since December 31, 1998, the Company has not incurred any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which would be required by GAAP to be reflected on a consolidated balance sheet of the Company (including the notes thereto), or which individually or in the aggregate, could reasonably be expected to have a material adverse effect on the business, operations, financial condition, prospects or results of operations of the Company.

                4.21 Insurance. There is in full force and effect one or more policies of insurance issued by insurers of recognized responsibility, insuring the Company and its properties and business against such losses and risks, and in such amounts, as are customary in the case of corporations of established reputation engaged in the same or similar businesses and similarly situated. The Company has not been refused any insurance coverage sought or applied for, and the Company has no reason to believe that it will be unable to renew its existing insurance coverage as and when the same shall expire upon the terms similar to those presently in effect, other than possible increases in premiums that do not result from any act or omission of the Company.

                4.22 Material Contracts.

                  (a) The SEC Documents contain a description, as of the date of this agreement, of all material agreements or instruments to which the Company is a party or by which the Company is bound (collectively, the "Material Contracts").

                  (b) Each of the Material Contracts is in full force and effect and constitutes a valid and binding obligation of the Company and, to the Company's knowledge, the other party thereto.

                4.23 Transactions with Affiliates. Except as set forth in the SEC Documents, none of the officers, employees, directors or other affiliates of the Company are a party to any transactions with the Company. There have been no assumptions or guarantees by the Company of any obligations of such persons.

                4.24 Completeness and Accuracy of Information. No representation or warranty of the Company contained in this agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein not misleading in light of the circumstances in which the same were made.

                4.25 Products: Regulatory Matters.

                  (a) There are no regulatory actions by the United States Food and Drug Administration ("FDA") or other such similar regulatory body pending or, to the Company's knowledge, threatened against the Company with respect to any pharmaceutical products that could reasonably be expected to have a material adverse effect on the business, operations, financial condition, prospects or results of operation of the Company.

                  (b) All pharmaceutical products of the Company (i) have been produced in accordance with good manufacturing practices, (ii) comply with all applicable requirements of the FDA and applicable state regulations and (iii) to the Company's knowledge, do not violate or conflict with the rights of any third party.

                  (c) To the Company's knowledge, (i) there is no basis for a recall, withdrawal or seizure by any governmental entity of any pharmaceutical product of the Company and (ii) there are no facts which would cause the Company to withdraw, recall or seize any pharmaceutical product of the Company from the market or terminate any applications for new drugs which have been submitted by the Company to the FDA.

                  (d) (i) No pharmaceutical product of the Company has been
            recalled by the Company (whether voluntary or otherwise) at any time during the past two (2) years and (ii) there are no pending proceedings, nor have there been any proceedings within the last two
            (2) years, before any governmental entity seeking the recall, withdrawal or seizure of any pharmaceutical product of the Company from the market.

                  (e) All statements of the Company set forth in the SEC
            Documents regarding the Company's orphan drug designations and the status of its pharmaceutical products are true and correct in all material respects.

                4.26 Employee Benefits. The SEC Documents and Exhibit C hereto contain all information regarding employee benefit plans that is material to the business, operations and financial condition of the Company. To the Company's knowledge, the execution and delivery of this agreement and the sale of the Preferred Shares thereunder will not involve any prohibited transaction within the meaning of the Employee Retirement Income Security Act of 1974, as amended or Section 4975 of the Internal Revenue Code of 1986, as amended.

                4.27. Issuance of Additional Equity Securities. The issuance of the Preferred Shares, the Conversion Shares, the Series C Preferred Stock, the Series D Preferred

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


Stock, the Series D Conversion Shares and the Transfer Conversion Shares as contemplated by this agreement, does not require the approval of the any of the Company's shareholders under state or federal law or regulations, or Nasdaq Marketplace Rules.

            5. Representations of the Investors. Each Investor represents for itself that:

                5.1 Investment Intent. The Preferred Shares and Warrants being acquired by such Investor are being purchased for investment for such Investor's own account and not with the view to, or for resale in connection with, any distribution or public offering thereof. Such Investor understands that the Preferred Shares and Warrants have not been registered under the Securities Act or any state securities laws by reason of their contemplated issuance in transactions exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof and applicable state securities laws, and that the reliance of the Company and others upon these exemptions is predicated in part upon this representation by each Investor. Such Investor further understands that the Preferred Shares and Warrants may not be transferred or resold without (i) registration under the Securities Act and any applicable state securities laws, or (ii) an exemption from the requirements of the Securities Act and applicable state securities laws.

                5.2 Location of Principal Office, Qualification as an Accredited Investor, Etc. The state in which such Investor's principal office (or domicile, if such Investor is an individual) is located is the state set forth in such Investor's address on Schedule 1. Such Investor acknowledges that the Company has made available to such Investor at a reasonable time prior to the execution of this agreement the opportunity to ask questions and receive answers concerning the terms and conditions of the sale of securities contemplated by this agreement and to obtain any additional information (which the Company possesses or can acquire without unreasonable effort or expense) as may be necessary to verify the accuracy of information furnished to such Investor. Such Investor (a) is able to bear the loss of its entire investment in the Preferred Shares without any material adverse effect on its business, operations or prospects, and (b) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment to be made by it pursuant to this agreement.

                5.3 Acts and Proceedings. This agreement has been duly authorized by all necessary action on the part of such Investor, has been duly executed and delivered by such Investor, and is a valid and binding agreement of such Investor.

                5.4 No Brokers or Finders. No person, firm or corporation has or will have, as a result of any act or omission by such Investor, any right, interest or valid claim against the Company for any commission, fee or other compensation as a finder or broker, or in any similar capacity, in connection with the transactions contemplated by this agreement. Such Investor will indemnify and hold the Company harmless against any and all liability with respect to any such commission, fee or other compensation which may be payable or determined to be payable as a result of the actions of such Investor in connection with the transactions contemplated by this agreement.

                5.5 Exculpation Among Investors. Such Investor acknowledges that in making its decision to invest in the Company, it is not relying on any other Investor or upon any person, firm or company, other than the Company and its officers, employees and/or directors. Such Investor agrees that no other Investor, nor the partners, employees, officers or controlling persons of any other Investor shall be liable for any actions taken by such Investor, or omitted to be taken by such Investor, in connection with such investment.

                5.6 Accredited Investor. Such Investor is an "Accredited Investor" within the meaning of Rule 501 promulgated under the Securities Act.

            6. Conditions of Each Investor's Obligation. The obligation to purchase and pay for the Preferred Shares and Warrants which each Investor has agreed to purchase is subject to the fulfillment prior to or on the Closing Date of the conditions set forth in this article 6.

                6.1 No Errors, etc. The representations and warranties of the Company under this agreement shall be true and correct in all material respects as of the closing date with the same effect as though made on and as of the Closing Date.

                6.2 Compliance with Agreement. The Company shall have performed and complied with all agreements or covenants required by this agreement to be performed and complied with by it prior to or as of the Closing Date.

                6.3 Certificate of Officer.

                  (a) The Company shall have delivered to the Investors a
            certificate, dated the Closing Date, executed by the Chief Executive Officer of the Company and certifying to the satisfaction of the conditions specified in sections 6.1 and 6.2.

                  (b) The Company shall have delivered to the Investors a
            certificate, dated the Closing Date, executed by the Chief Executive Officer of the Company and certifying as to the adjusted conversion price for the Senior Convertible Preferred Stock calculated in accordance with Section 8 of the Company's Certificate of Designation of Senior Convertible Preferred Stock.

                6.4 Opinion of Intellectual Property. The Company shall have delivered to each Investor an opinion, satisfactory to each of the Investors, of Schwegman,

Lundberg, Woessmer & Kluth, P.A., intellectual property counsel for the Company, dated the closing date substantially in the form attached hereto as Exhibit E hereto.

                6.5 Issuance of the Warrants. The Company shall have issued the Warrants to the Investors.

                6.6 Execution of the Promissory Note. The Company shall have executed and delivered to Investors that certain Promissory Note of even date herewith in the face amount of $2,050,000 along with stock purchase warrants which will give Investors the right to purchase 282,353 shares of Series D Preferred Stock.

                6.7 Legal Opinion. The Investors shall have received an originally executed opinion of Dorsey & Whitney LLP, counsel for the Company, dated as of the Closing Date, in the form attached as Exhibit F.

                6.8 Necessary Consents. On or before the Closing Date, the Company shall have obtained any consents of any person or governmental authority necessary for the consummation of the transactions contemplated under this agreement and the Investors shall have received satisfactory evidence of such consents.

                6.9 No Material Adverse Effect. Since December 31, 1998 no event, change or effect shall have occurred that is materially adverse to the consolidated financial condition, business, results of operations, cash flows or prospects of the Company or that materially impairs the ability of the Company to perform or the Investor to enforce the obligations of the Company under this agreement.

                6.10 Certificate of Designation. On or prior to the Closing Date, the Company shall have filed with the Secretary of State of the State of Minnesota, the Certificate of Designation attached at Exhibit A and the Certificate of Designation shall have become effective.

                6.11 Payment of Fees and Expenses. The Company shall have paid on or before the Closing Date, or on the date of receipt of invoices (if later), the reasonable fees, charges and disbursements of the Investors, including the fees and expenses of Kaye, Scholer, Fierman, Hays & Handler, LLP, which shall not exceed $35,000.

                6.12 Injunctions, Restraining Order or Adverse Litigation. No order, judgment or decree of any court, arbitral tribunal, administrative agency or other governmental or regulatory authority or agency shall purport to enjoin or restrain the Investors from acquiring the Preferred Shares or the Warrants on the Closing Date.

                6.13 Proceedings and Documents. All corporate and other proceedings and actions taken in connection with the transactions contemplated hereby and all certificates, opinions, agreements, instruments and documents mentioned herein or incident to any such transaction shall be satisfactory in form and substance to legal counsel for the Investors.

            7. Conditions of Company's Obligations. The Company's obligation to issue the Preferred Shares and the Warrants is subject to fulfillment prior to or on the Closing Date of the following condition:

                7.1 Execution of Waiver. Investors shall have executed and delivered to the Company a Waiver in the form attached hereto as Exhibit G waiving the Company's compliance with Section 7.1 of that certain Stock Purchase Agreement dated as of July 23, 1998 by and between the Company and the investors whose names are set forth on schedule 1 attached thereto.

            8. Affirmative Covenants of the Company. The Company covenants and agrees as follows:

                8.1. Financial and Business Information. The Company will maintain, and cause each of its Subsidiaries to maintain, a system of accounting established in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. The Company during the term of this agreement will, and will cause its Subsidiaries to, deliver to the
Investors:

                  (a) As soon as practicable and in any event within 120 days after the close of each fiscal year of the Company, a consolidated and consolidating balance sheet of the Company and its Subsidiaries as of the close of such fiscal year and consolidated statements of operations, shareholders' equity and cash flows for the Company and its Subsidiaries for the fiscal year then ended, together with the report thereon of Ernst & Young LLP, the Company's independent certified public accountants (it being understood by the parties hereto that the delivery to the Investors of the Company's annual report on Form 10-K will satisfy the requirements of this Section 8.1(a));

                  (b) As soon as practicable and in any event within 45 days after the end of the first three fiscal quarters of each fiscal year, the consolidated and consolidating balance sheet of the Company and its Subsidiaries as at the end of such fiscal quarter and the related consolidated and consolidating statements of operations, shareholders' equity and cash flows of the Company and its Subsidiaries for such fiscal quarter and for the period from the beginning of the current fiscal year to the end of such fiscal quarter, all in reasonable detail and certified by the chief financial officer of the Company that they fairly present the financial condition of Company and its Subsidiaries as the dates indicated and the results of its operations and its cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments (it being understood by the parties hereto that the delivery to the Investor of the Company's quarterly report on Form 10-Q will satisfy the requirements of this Section 8.1(b));

                  (c) As soon as practicable and in any event within 30 days after the end of each month, the internal financial statements of the Company and its Subsidiaries for such month (other than the months referred to in Section 8.1(a) and Section 8.1(b) above) and certified by the chief executive officer or the chief financial officer of the Company that such statements were prepared in accordance with the Company's accounting policies, consistently applied for the period indicated;

                  (d) Prompt notice of any event having a material adverse
            effect on the business, operations, financial condition, prospects or results of operation of the Company;

                  (e) Promptly upon their becoming available, copies of (a) all financial statements, reports, notices and proxy statements sent or made available generally by the Company to its security holders, (b) all regular and periodic reports filed by the Company or any of its Subsidiaries with any securities exchange or with the SEC or any governmental or private regulatory authority, (c) all press releases and other statements made available generally by the Company or any of its Subsidiaries to the public concerning material developments in the business of the Company or any of its Subsidiaries;

                  (f) Promptly upon any officer of Company or any of its
            Subsidiaries obtaining knowledge of any condition or event that constitutes a violation or default or potential event of default under any indebtedness of the Company or any of its Subsidiaries, or becoming aware that any person has given any notice or taken any other action with respect to a claimed event of default or potential event of default, notice of any such event; and

                  (g) Within a reasonable time, such other information about the property, financial condition and operations of the Company and its Subsidiaries as the Investors may from time to time reasonably request.

                8.2 Notice of Certain Events. The Company will, and will cause its Subsidiaries to, promptly give notice in writing to each Investor of any litigation or proceeding before any court or administrative body involving the Company or any Subsidiary which, if determined adversely to the Company or such subsidiary, would be reasonably likely to have a material adverse effect on the business, operations, financial condition, prospects or results of operation of the Company.

            9. Negative Covenants of the Company.

                9.1 Sale of Preferred Stock. Without the prior written consent of the Investors identified on Schedule 1 attached hereto, the Company shall not
(i) issue, grant or sell any shares of Series B Preferred Stock or Series C Preferred Stock or warrants, options or other rights to purchase shares of Series B Convertible Preferred Stock or Series C Preferred Stock, at a price per share less than $1,000; or (ii) issue any shares of the Company's preferred stock having rights and preferences equal to or senior in rank to the rights and preferences of the Preferred Shares, the Series C Preferred Stock or the Series D Preferred Stock.

            10. Conversion of Preferred Shares.

                10.1 Conversion of Preferred Shares.

                  (a) Any holder of any Preferred Shares may, at its option, from and after the occurrence of such events as are set forth in the relevant provisions of the Company's Articles of Incorporation, convert such Preferred Shares, or any thereof, into Conversion Shares at the Conversion Price and upon the terms and conditions and subject to the adjustments set forth in the Company's Articles of Incorporation.

                  (b) Each Preferred Share shall be automatically converted into
            Conversion Shares on the terms and conditions set forth in the Company's Articles of Incorporation.

                10.2 Stock Fully Paid; Reservation of Shares. The Company covenants and agrees that all Conversion Shares that may be issued upon the exercise of the conversion privilege referred to in section 10.1 will, upon issuance in accordance with the terms of the Company's Articles of Incorporation, be fully paid and nonassessable and free from all taxes, liens and charges (except for taxes, if any, upon the income of the holder and applicable transfer taxes) with respect to the issue thereof, and that the issuance thereof shall not give rise to any preemptive rights on the part of any person. The Company further covenants and agrees that the Company will at all times have authorized and reserved a sufficient number of shares of its capital stock for the purpose of issuance upon the exercise of such conversion privilege.

                10.3 Adjustment of Number of Shares and Conversion Price. The number of common shares issuable upon conversion of Preferred Shares and the Conversion Price with respect thereto shall be subject to adjustment from time to time as set forth in the Company's Articles of Incorporation.

            11. Redemption of Preferred Shares. The Company may redeem and repurchase Preferred Shares from the holders thereof, and will redeem and repurchase the Preferred Shares from the holders thereof, at the times and upon the terms and conditions set forth in the Company's Articles of Incorporation.

            12. Registration Rights. The Company acknowledges and agrees that the Investors shall have the registration rights set forth on Exhibit H.

            13. Restriction on Transfer of Shares.

                13.1 Restrictions. The Preferred Shares, the Warrants, the Conversion Shares, Series C Preferred Stock, Series D Preferred Stock, Series D Conversion Shares and the Transfer Conversion Shares are only transferable pursuant to (a) a public offering registered under the Securities Act, or (b) pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities or blue sky laws.

                13.2 Legend. Each certificate representing Preferred Shares shall be endorsed with the following legend:

            "The shares represented by this certificate may not be transferred without (i) an exemption from the registration requirements under the Federal Securities Act of 1933 and all applicable state securities laws or (ii) such registration."

Upon the conversion of any Preferred Shares, or upon exercise of any Warrant, unless the Company receives an opinion of counsel satisfactory to the Company to the effect that a transfer of the Conversion Shares, Series C Preferred Stock, Series D Preferred Stock, Series D Conversion Shares or the Transfer Conversion Shares, as the case may be, may be made without registration or further restriction on transfer, or unless such Conversion Shares, Series C Preferred Stock, Series D Preferred Stock, Series D Conversion Shares or Transfer Conversion Shares are being disposed of pursuant to a registration under the Securities Act, the same legend shall be endorsed on the certificate evidencing such Conversion Shares.

                13.3 Removal of Legend. Any legend endorsed on a certificate evidencing a security pursuant to section 13.2 hereof shall be removed, and the Company shall issue a certificate without such legend to the holder of such security, if such security is being disposed of pursuant to a registration under the Securities Act or pursuant to Rule 144 or any similar rule then in effect or if such holder provides the Company with an opinion of counsel satisfactory to the Company to the effect that a transfer of such security may be made without registration. In addition, if the holder of such security delivers to the Company an opinion of such counsel to the effect that no subsequent transfer of such security will require registration under the Securities Act, the Company will promptly upon such contemplated transfer deliver new certificates evidencing such security that do not bear the legend set forth in section 13.2.

            14. Miscellaneous.

                14.1 No Waivers; Cumulative Remedies. No failure or delay on the part of the Investors, or any other holder of any Preferred Shares in exercising any right, power or remedy hereunder or thereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder or thereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                14.2 Amendments; Waiver and Consents. This agreement may be amended or modified, and the obligations of the Company and the rights of the holders of Preferred Shares purchased under this agreement may be waived only by the written consent of holders of a majority of the Conversion Shares issuable upon conversion and the Conversion Shares that have been issued as a result of conversion and that have not been resold in a public offering or transferred pursuant to Rule 144 promulgated under the Securities Act. Any waiver or consent may be given subject to satisfaction of conditions stated therein and any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                14.3 Changes, Waivers, Etc. Neither this agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, except to the extent provided in Section 14.2.

                14.4 Expenses. Whether or not the transactions contemplated hereby shall be consummated, the Company agrees to pay promptly (a) the fees, expenses and disbursements of counsel to the Investors in connection with the negotiation, preparation, execution, delivery and administration of this agreement, the Certificate of Designation and the transactions contemplated hereby and thereby, not to exceed $35,000, and any consents, amendments, waivers or other modifications hereto or thereto and any other documents or matters requested by the Company; and (b) all costs and expenses, including reasonable attorneys' fees and costs of settlement, incurred by the Investors in enforcing any obligations of or in collecting any payments due from the Company hereunder or as a holder of Preferred Shares or Conversion Shares by reason of any breach or default by the Company or in connection with any refinancing or restructuring of the arrangements provided hereunder in the nature of a "work-out" or pursuant to any insolvency or bankruptcy proceedings.

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


                14.5 Notices. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be delivered, or mailed first-class postage prepaid, registered or certified mail,

                  (a) if to any holder of any Preferred Shares addressed to such holder at its address as shown on the books of the Company, or at such other address as such holder may specify by written notice to the Company, with a copy to:

                       Nancy Fuchs, Esq.
                       Kaye, Scholer, Fierman, Hays & Handler, LLP
                       425 Park Avenue
                       New York, NY 10022
                       Facsimile: (212) 836-8689

                  (b) if to the Company at 13911 Ridgedale Drive, Minnetonka,
            Minnesota 55305. Attention: Chief Executive Officer; or at such other address as the Company may specify by written notice to the Investors.

                14.6 Assignment.

                  (a) This agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                  (b) The Investors may freely assign their rights, interests and obligations attached to the Preferred Shares, the Warrants, the Conversion Shares, Series C Preferred Stock, Series D Preferred Stock, Series D Conversion Shares and Transfer Conversion Shares, as applicable, upon transfer of such shares in accordance with Section
            5.1 and Section 13 hereof.

                  (c) Neither this agreement nor any of the rights, interests or obligations hereunder may be assigned by the Company without the prior written consent of the Investors hereto.

                14.7 Severability. Whenever possible, each provision of this agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this agreement.

                14.8 Complete Agreement. This agreement and other exhibits and schedules hereto contain the complete agreement between the parties and supersede any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.

                14.9 Governing Law. The internal law, without regard to conflicts of laws principles, of the State of New York will govern all questions concerning the construction, validity and interpretation of this agreement and the performance of the obligations imposed by this agreement.

                14.10 Counterparts. This agreement may be executed concurrently in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.





            [REMAINING PORTION OF THIS PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the Company has caused this agreement to be executed by its duly authorized representative and each of the Investors has caused this agreement to be executed by signing in counterpart the acceptance form attached to this agreement.


                                       ORPHAN MEDICAL, INC.


                                       By /s/ John Howell Bullion
                                          --------------------------------------
                                          John Howell Bullion
                                          Chief Executive Officer


                                       UBS CAPITAL II LLC


                                       By /s/ Michael Greene
                                          --------------------------------------

                                       By
                                          --------------------------------------

                                                                      Schedule 1



                                                        Shares of Series C
                                                        Convertible Preferred
                                                    Stock and Series D Preferred
                            Preferred Shares              Stock Subject to
Investor                    to be Purchased                   Warrants
--------                    ---------------                   --------

UBS Capital II LLC          2,950                           2,050 (Series C)
                                                                   OR
                                                           315,385 (Series D)

                                    EXHIBIT H

                         REGISTRATION RIGHTS PROVISIONS


Capitalized terms used herein have the meanings set forth in Section 8 hereof.

            1. Demand Registration.

            (a) At any time and from time to time, a Majority-in-Interest of the Holders shall have the right, by written notice (the "Demand Notice") given to the Company, to request the Company to file with the SEC a Registration Statement with respect to all or any portion of the Registrable Shares held by such Holders and/or the Registrable Shares issuable upon conversion of Shares held by such Holders, as designated by such Holders. Upon receipt of any such Demand Notice, the Company shall promptly, but in no event more than five days after receipt thereof, notify all other Holders of the receipt of such Demand Notice and, subject to the limitations set forth below, shall include in the proposed registration all Registrable Shares with respect to which the Company has received written requests for inclusion therein within 20 days after delivery of the Company's notice. In connection with any Demand Registration in which more than one holder of securities participates, in the event that such Demand Registration involves an underwritten offering and the managing underwriter or underwriters participating in such offering advise in writing the Holders of Registrable Shares and the holders of other securities to be included in such offering that the total number of Registrable Shares and other securities to be included in such offering exceeds the amount that can be sold in (or during the time of) such offering without delaying or jeopardizing the success of such offering (including the price per share of the Registrable Shares and other securities to be sold), then the amount of Registrable Shares and other securities to be offered for the account of such Holders shall be reduced as follows: first, pro rata on the basis of the number of securities other than (i) Registrable Shares and (ii) shares of stock being registered at the request of holders of the Company's Senior Convertible Preferred Stock, requested to be registered by the holders of such securities; and second, pro rata on the basis of the number of Registrable Shares and shares of Senior Convertible Preferred Stock requested to be registered by the holders of such securities. The Holders as a group shall be entitled to two Demand Registrations pursuant to this Section 1; PROVIDED, that any Demand Registration that does not become effective or is not maintained for the time period required in accordance with Section 1(c) shall not count as one of such Demand Registrations, except as set forth in Section 1(f); PROVIDED, FURTHER, that if the Demanding Holders have requested inclusion in such Demand Registration and 75% or less of the securities so requested to be included have been included, the Holders as a group shall be entitled to an additional Demand Registration hereunder on the same terms and conditions as would have applied to the Holders had such earlier Demand Registration not been made. Anything herein to the contrary notwithstanding, the Company shall not be required to effect a Demand Registration pursuant to this Section 1 within a period of six (6) months after the effective date of any other Demand Registration.

            (b) The Company, within 45 days of the date on which the Company receives a Demand Notice given by Holders in accordance with Section 1(a) hereof, shall file with the SEC, and the Company shall thereafter use its best efforts to cause to be declared effective within 90 days following the date the Company receives such Demand Notice, a Registration Statement on the appropriate form for the registration and sale, in accordance with the intended method or methods of distribution requested by the Holders, of the total number of Registrable Shares specified by the Holders in such Demand Notice (a "Demand Registration").

            (c) The Company shall use commercially reasonable efforts to keep each Registration Statement filed pursuant to this Section 1 continuously effective and usable for the resale of the Registrable Shares covered thereby for a period of 270 days from the date on which the SEC declares such Registration Statement effective, as such period may be extended pursuant to this Section 1, or in the case of a Shelf Registration, for a period of two years from the date that the SEC declares such "shelf" Registration Statement effective, or if shorter, until all the Registrable Shares covered by such Registration Statement have been sold pursuant to such Registration Statement.

            (d) The Company shall be entitled to postpone the filing of any Registration Statement otherwise required to be prepared and filed by the Company pursuant to this Section 1, or suspend the use of any effective Registration Statement under this Section 1, for a reasonable period of time which shall be as short as practicable, but in any event not in excess of 60 days (a "Delay Period"), if the Company determines in good faith that the registration and distribution of the Registrable Shares covered or to be covered by such Registration Statement would materially interfere with any pending material financing, acquisition or corporate reorganization or other material corporate development involving the Company or any of its Subsidiaries or would require premature disclosure thereof and promptly gives the Holders written notice of such determination, containing a statement of the reasons for such postponement and an approximation of the period of the anticipated delay; PROVIDED, HOWEVER, that (i) the aggregate number of days included in all Delay Periods during any consecutive 12 months shall not exceed the aggregate of (x) 180 days minus (y) the number of days occurring during all Interruption Periods during such consecutive 12 months and (ii) a period of at least 60 days shall elapse between the termination of any Delay Period or Interruption Period and the commencement of the immediately succeeding Delay Period. If the Company shall so postpone the filing of a Registration Statement, the Holders of Registrable Shares to be registered shall have the right to withdraw the request for registration by giving written notice to the Company from the Holders of a majority of the Registrable Shares that were to be registered within 45 days after receipt of the notice of postponement or, if earlier, the termination of such Delay Period. The time period for which the Company is required to maintain the effectiveness of any Registration Statement shall be extended by the aggregate number of days of all Delay Periods and all Interruption Periods occurring during such Registration and any extension thereof is hereinafter referred to as the "Effectiveness Period". The Company shall not be entitled to initiate a Delay Period unless it shall (A) to the extent permitted by agreements with other security holders of the Company, concurrently prohibit sales by such other security holders under registration statements covering securities held by such other security holders and (B) in accordance with the Company's

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


policies from time to time in effect, forbid purchases and sales in the open market by senior executives of the Company.

            (e) The Demanding Holders may, at any time prior to the effective date of the Registration Statement relating to a Demand Registration, revoke such request by providing a written notice to the Company revoking such request. In the event of such revocation, the Demanding Holders shall reimburse the Company for all of its out-of-pocket expenses incurred in connection with the preparation, filing and processing of the Registration Statement, unless (i) there has been a material adverse change in the business, assets, properties, condition (financial or other), results of operations or prospects of the Company and its Subsidiaries, since the time of the Demand Notice, (ii) such revocation was based on the Company's failure to comply in any material respect with its obligations hereunder or (iii) the Demanding Holders choose to count the Demand Registration as one of the Demand Registrations to which the Demanding Holders are entitled pursuant to the penultimate sentence of Section 1(a).

            2. Piggyback Registration.

            (a) Right to Piggyback. If at any time the Company proposes to file a registration statement under the Securities Act with respect to a public offering of securities of the same type as the Registrable Shares for its own account (other than a registration statement (i) on Form S-8 or any successor form thereto, (ii) filed solely in connection with a dividend reinvestment plan or employee benefit plan covering officers or directors of the Company or its Affiliates or (iii) on Form S-4 or any successor form thereto, in connection with a merger, acquisition or similar corporate transaction) or for the account of any holder of securities of the same type as the Registrable Shares, then the Company shall give written notice of such proposed filing to the Holders at least 30 days before the anticipated filing date. Such notice shall offer the Holders the opportunity to register such number of Registrable Shares as they may request (a "Piggyback Registration"). Subject to Section 2(b) hereof, the Company shall include in each such Piggyback Registration all Registrable Shares with respect to which the Company has received written requests for inclusion therein within 20 days after notice has been given to the Holders. Each Holder shall be permitted to withdraw all or any portion of the Registrable Shares of such Holder from a Piggyback Registration at any time prior to the effective date of such Piggyback Registration.

            (b) Priority on Piggyback Registrations. The Company shall permit the Holders to include all such Registrable Shares on the same terms and conditions as any similar securities, if any, of the Company included therein. Notwithstanding the foregoing, if the Company or the managing underwriter or underwriters participating in such offering advise the Holders in writing that the total number of securities requested to be included in such Piggyback Registration exceeds the number which can be sold in (or during the time of) such offering without delaying or jeopardizing the success of the offering (including the price per share of the securities to be sold), then the number of securities to be offered for the account of the Holders and other holders of securities who requested to have securities included in such Piggyback Registration shall be reduced

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


(to zero if necessary) pro rata on the basis of the number or amount of Common Stock (or the equivalent) requested to be registered by each such Holder or holder participating in such offering.

            (c) Right To Abandon. Nothing in this Section 2 shall create any liability on the part of the Company to the Holders if the Company in its sole discretion should decide not to file a registration statement proposed to be filed pursuant to Section 2(a) hereof or to withdraw such registration statement subsequent to its filing, regardless of any action whatsoever that a Holder may have taken, whether as a result of the issuance by the Company of any notice hereunder or otherwise.

            3. Registration Procedures. In connection with the registration obligations of the Company pursuant to and in accordance with Sections 1 and 2 hereof (and subject to Sections 1 and 2 hereof), the Company shall use commercially reasonable efforts to effect such registration to permit the sale of such Registrable Shares in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible (but subject to Sections 1 and 2 hereof):

            (a) prepare and file with the SEC a Registration Statement for the sale of the Registrable Shares on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate in accordance with such Holders' intended method or methods of distribution thereof, subject to Section 1(b) hereof, and use commercially reasonable efforts to cause such Registration Statement to become effective and remain effective as PROVIDED herein;

            (b) prepare and file with the SEC such amendments (including post-effective amendments) to such Registration Statement, and such supplements to the related Prospectus, as may be required by the applicable rules, regulations or instructions under the Securities Act during the applicable period in accordance with the intended methods of disposition specified by the Holders of the Registrable Shares covered by such Registration Statement, make generally available earnings statements satisfying the provisions of Section 11(a) of the Securities Act (provided that the Company shall be deemed to have complied with this clause if it has complied with Rule 158 under the Securities
Act), and cause the related Prospectus as so supplemented to be filed pursuant to Rule 424 under the Securities Act; PROVIDED, HOWEVER, that before filing a Registration Statement or Prospectus, or any amendments or supplements thereto (other than reports required to be filed by it under the Exchange Act), the Company shall furnish to the Holders of Registrable Shares covered by such Registration Statement and their counsel for review and comment, copies of all documents proposed to be filed;

            (c) notify the Holders of any Registrable Shares covered by such Registration Statement promptly and (if requested) confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to such Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC for amendments or supplements to such Registration Statement or the related Prospectus or for additional information regarding such Holders,
(iii) of the issuance by the

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SEC of any stop order suspending the effectiveness of such Registration
Statement or the initiation of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (v) of the happening of any event that requires the making of any changes in such Registration Statement, Prospectus or documents incorporated or deemed to be incorporated therein by reference so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

            (d) use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of such Registration Statement, or the lifting of any suspension of the qualification or exemption from qualification of any Registrable Shares for sale in any jurisdiction in the United States;

            (e) furnish to the Holder of any Registrable Shares covered by such Registration Statement, each counsel for such Holders and each managing underwriter, if any, without charge, one conformed copy of such Registration Statement, as declared effective by the SEC, and of each post-effective amendment thereto, in each case including financial statements and schedules and all reports incorporated or deemed to be incorporated therein by reference; and deliver, without charge, such number of copies of the preliminary prospectus, any amended preliminary prospectus, each final Prospectus and any post-effective amendment or supplement thereto, as such Holder may reasonably request in order to facilitate the disposition of the Registrable Shares of such Holder covered by such Registration Statement in conformity with the requirements of the Securities Act;

            (f) prior to any public offering of Registrable Shares covered by such Registration Statement, use commercially reasonable efforts to register or qualify such Registrable Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Holders of such Registrable Shares shall reasonably request in writing; PROVIDED, HOWEVER, that the Company shall in no event be required to qualify generally to do business as a foreign corporation or as a dealer in any jurisdiction where it is not at the time so qualified or to execute or file a general consent to service of process in any such jurisdiction where it has not theretofore done so or to take any action that would subject it to general service of process or taxation in any such jurisdiction where it is not then subject;

            (g) upon the occurrence of any event contemplated by paragraph 3(c)(v) above, prepare a supplement or post-effective amendment to such Registration Statement or the related Prospectus or any document incorporated or deemed to be incorporated therein by reference and file any other required document so that, as thereafter delivered to the purchaser of the Registrable Shares being sold thereunder (including upon the termination of any Delay Period), such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

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


            (h) use its best efforts to cause all Registrable Shares covered by such Registration Statement to be listed on each securities exchange, if any, on which similar securities issued by the Company are then listed or quoted and, if no such securities are so listed, to be listed on the Nasdaq Stock Market and, if listed on the Nasdaq Stock Market, use its best efforts to secure designation of all such Registrable Shares covered by such registration statement as "NASDAQ Securities" within the meaning of Rule 11Aa2-1 promulgated under the Exchange Act or, failing that, to secure Nasdaq Stock Market authorization for such Registrable Shares;

            (i) on or before the effective date of such Registration Statement, provide the transfer agent of the Company for the Registrable Shares with printed certificates for the Registrable Shares covered by such Registration Statement, which are in a form eligible for deposit with The Depository Trust Company;

            (j) make available for inspection by any Holder of Registrable Shares included in such Registration Statement, any underwriter participating in any offering pursuant to such Registration Statement, and any attorney, accountant or other agent retained by any such Holder or underwriter (collectively, the "Inspectors"), all financial and other records and other information, pertinent corporate documents and properties of any of the Company and its Subsidiaries and affiliates (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise their due diligence responsibilities; PROVIDED, HOWEVER, that the Records that the Company determines, in good faith, to be confidential and which it notifies the Inspectors in writing are confidential shall not be disclosed to any Inspector unless such Inspector signs a confidentiality agreement reasonably satisfactory to the Company (which shall permit the disclosure of such Records in such Registration Statement or the related Prospectus if necessary to avoid or correct a material misstatement in or material omission from such Registration Statement or Prospectus) or either (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such Registration Statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction; PROVIDED, FURTHER, that
(A) any decision regarding the disclosure of information pursuant to subclause
(i) shall be made only after consultation with counsel for the applicable Inspectors and the Company and (B) with respect to any release of Records pursuant to subclause (ii), each Holder of Registrable Shares agrees that it shall, promptly after learning that disclosure of such Records is sought in a court having jurisdiction, give notice to the Company so that the Company, at the Company's expense, may undertake appropriate action to prevent disclosure of such Records; and

            (k) if such offering is an underwritten offering, enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and take all such other appropriate and reasonable actions requested by the Holders of a majority of the Registrable Shares being sold in connection therewith (including those reasonably requested by the managing underwriters) in order to expedite or facilitate the disposition of such Registrable Shares, and in such connection, (i) use commercially reasonable efforts to obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form,

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


scope and substance) shall be reasonably satisfactory to the managing underwriters and counsel to the Holders of the Registrable Shares being sold), addressed to each selling Holder of Registrable Shares covered by such Registration Statement and each of the underwriters as to the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such counsel and underwriters,
(ii) use commercially reasonable efforts to obtain "cold comfort" letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each selling holder of Registrable Shares covered by the Registration Statement (unless such accountants shall be prohibited from so addressing such letters by applicable standards of the accounting profession) and each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings, (iii) if requested and if an underwriting agreement is entered into, provide indemnification provisions and procedures reasonably requested by such underwriters. The above shall be done at each closing under such underwriting or similar agreement, or as and to the extent required thereunder. The Company may require each Holder of Registrable Shares covered by a Registration Statement to furnish, within a period not less than 20 days from the date of receipt of such request, such information regarding such Holder and such Holder's intended method of disposition of such Registrable Shares as it may from time to time reasonably request in writing. If any such information is not furnished within such period, the Company may exclude such Holder's Registrable Shares from such Registration Statement. Each Holder of Registrable Shares covered by a Registration Statement agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(c)(ii), 3(c)(iii), 3(c)(iv) or 3(c)(v) hereof, that such Holder shall forthwith discontinue disposition of any Registrable Shares covered by such Registration Statement or the related Prospectus until receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(g) hereof, or until such Holder is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any amended or supplemented Prospectus or any additional or supplemental filings which are incorporated, or deemed to be incorporated, by reference in such Prospectus (such period during which disposition is discontinued being an "Interruption Period") and, if requested by the Company, the Holder shall deliver to the Company (at the expense of the Company) all copies then in its possession, other than permanent file copies then in such holder's possession, of the Prospectus covering such Registrable Shares at the time of receipt of such request. Each Holder of Registrable Shares covered by a Registration Statement further agrees not to utilize any material other than the applicable current preliminary prospectus or Prospectus in connection with the offering of such Registrable Shares.

            4. Registration Expenses. Whether or not any Registration Statement is filed or becomes effective but subject to Section 1(e), the Company shall pay all costs, fees and expenses incident to the Company's performance of or compliance with this Agreement, including (i) all registration and filing fees, including National Association of Securities Dealers filing fees, (ii) all

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


fees and expenses of compliance with securities or Blue Sky laws, including reasonable fees and disbursements of counsel in connection therewith, (iii) printing expenses (including expenses of printing certificates for Registrable Shares and of printing prospectuses if the printing of prospectuses is requested by the Holders or the managing underwriter, if any), (iv) messenger, telephone and delivery expenses, (v) fees and disbursements of counsel for the Company,
(vi) fees and disbursements of all independent certified public accountants of the Company (including expenses of any "cold comfort" letters required in connection with this Agreement) and all other persons retained by the Company in connection with such Registration Statement, (vii) fees and disbursements of one counsel, other than the Company's counsel, representing all of the Holders of Registrable Shares being registered, selected by a Majority-in-Interest of Holders of the Registrable Shares being registered, or in the event of a Demand Registration, selected by the Demanding Holders and reasonably satisfactory to a Majority-in-Interest of Holders of the Registrable Shares being registered other than the Demanding Holders, (viii) fees and disbursements of underwriters customarily paid by the issuers or sellers of securities and (ix) all other costs, fees and expenses incident to the Company's performance or compliance with this Agreement. Notwithstanding the foregoing, any discounts, commissions or brokers' fees or fees of similar securities industry professionals and any transfer taxes relating to the disposition of the Registrable Shares by a Holder, will be payable by such Holder and the Company will have no obligation to pay any such amounts.

            5. Underwriting Requirements.

            (a) Subject to Section 5(b) hereof, the Demanding Holders shall have the right, by written notice, to require that any Demand Registration provide for an underwritten offering.

            (b) In the case of any underwritten offering pursuant to a Demand Registration, the Demanding Holders shall select the institution or institutions that shall manage or lead such offering, which institution or institutions shall be reasonably satisfactory to the Company. In the case of any underwritten offering pursuant to a Piggyback Registration, the Company shall select the institution or institutions that shall manage or lead such offering. No Holder shall be entitled to participate in an underwritten offering unless and until such Holder has entered into an underwriting or other agreement with such institution or institutions for such offering in such form as the Company and such institution or institutions shall determine and such form is on terms customary for such an offering.

            (c) Each Holder participating in a Registration shall promptly supply in writing such information as the Demanding Holders, the Company or the underwriters reasonably request.

            6. Indemnification.

            (a) Indemnification by the Company. The Company shall indemnify and hold harmless, to the full extent permitted by law, each Holder of Registrable Shares whose Registrable Shares are covered by a Registration Statement or Prospectus, the officers, directors and agents and

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


employees of each of them, each Person who controls each such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling Person, to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, judgment, costs (including, without limitation, costs of investigation, preparation and reasonable attorneys' fees) and expenses (collectively, "Losses"), as incurred, arising out of or based upon any untrue or alleged untrue statement of a material fact contained in such Registration Statement or Prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are based upon information furnished in writing to the Company by or on behalf of such Holder expressly for use therein.

            (b) Indemnification by Holder of Registrable Shares. In connection with any Registration Statement in which a Holder is participating, such Holder shall indemnify and hold harmless, to the full extent permitted by law, the Company, its directors, officers, agents or employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) and the directors, officers, agents or employees of such controlling Persons, from and against all Losses arising out of or based upon any untrue or alleged untrue statement of a material fact contained in such Registration Statement or the related Prospectus or any amendment or supplement thereto, or any preliminary prospectus, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue or alleged untrue statement or omission or alleged omission is based upon any information furnished in writing by or on behalf of such Holder to the Company expressly for use in such Registration Statement or Prospectus. Each Holder's indemnity obligations under this Section 6 shall be limited to the total sales proceeds (net of all underwriting discounts and commissions) actually received by such Holder in connection with the applicable offering.

            (c) Conduct of Indemnification Proceedings. If any Person shall be entitled to indemnity hereunder (an "indemnified party"), such indemnified party shall give prompt notice to the party from which such indemnity is sought (the "indemnifying party") of any claim or of the commencement of any proceeding with respect to which such indemnified party seeks indemnification or contribution pursuant hereto; PROVIDED, HOWEVER, that the delay or failure to so notify the indemnifying party shall not relieve the indemnifying party from any obligation or liability except to the extent that the indemnifying party has been prejudiced by such delay or failure. The indemnifying party shall have the right, exercisable by giving written notice to an indemnified party promptly after the receipt of written notice from such indemnified party of such claim or proceeding, to assume, at the indemnifying party's expense, the defense of any such claim or proceeding, with counsel reasonably satisfactory to such indemnified party; PROVIDED, HOWEVER, that (i) an indemnified party shall have the right to employ separate counsel in any such claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless: (1) the indemnifying party agrees to pay such fees and expenses;

(2) the indemnifying party fails promptly to assume the defense of such claim or proceeding or fails to employ counsel reasonably satisfactory to such indemnified party; or (3) the named parties to any proceeding (including impleaded parties) include both such indemnified party and the indemnifying party, and such indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it that are inconsistent with those available to the indemnifying party or that a conflict of interest is likely to exist among such indemnified party and any other indemnified parties (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party); and (ii) subject to clause (3) above, the indemnifying party shall not, in connection with any one such claim or proceeding or separate but substantially similar or related claims or proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one firm of attorneys (together with appropriate local counsel) at any time for all of the indemnified parties, or for fees and expenses that are not reasonable. Whether or not such defense is assumed by the indemnifying party, such indemnified party shall not be subject to any liability for any settlement made without its consent. The indemnifying party shall not consent to entry of any judgment or enter into any settlement unless (i) there is no finding or admission of any violation of any rights of any person and no effect on any other claims that may be made against the indemnified party, (ii) the sole relief provided is monetary damages that are paid in full by the indemnifying party and (iii) such judgment or settlement includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release, in form and substance reasonably satisfactory to the indemnified party, from all liability in respect of such claim or litigation for which such indemnified party would be entitled to indemnification hereunder.

            (d) Contribution. If the indemnification provided for in this
Section 6 is unavailable to an indemnified party in respect of any Losses (other than in accordance with its terms), then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such indemnifying party, on the one hand, and indemnified party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include any legal or other fees or expenses incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the two immediately preceding sentences. Notwithstanding the provisions of this Section 6(d), an indemnifying party that is a Holder shall not be required to contribute any amount which is in

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


excess of the amount by which the total proceeds (net of all underwriting discounts and commissions) received by such Holder from the sale of the Registrable Shares sold by such Holder in the applicable offering exceed the amount of any damages that such indemnifying party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

            7. Granting of Registration Rights. The Company shall not grant any registration rights inconsistent with those granted hereunder or that give any security holder a position with respect to cut-backs that are superior to the Holders' position as granted herein, without the consent of a Majority-in-Interest of the Holders of the Registrable Shares (voting together as a single class).

            8. Definitions. As used in this Exhibit G, the following terms shall have the following meanings:

            "Business Day" means any day that is not a Saturday, a Sunday or a legal holiday on which banking institutions in the State of New York are not required to be open.

            "Common Stock" means the Company's Common Stock, $.01 par value and any other securities into which such Common Stock may hereafter be changed.

            "Delay Period" shall have the meaning set forth in Section 1(d) hereof.

            "Demand Notice" shall have the meaning set forth in Section 1(a) hereof.

            "Demand Registration" shall have the meaning set forth in Section 1(b) hereof.

            "Demanding Holders" means the Holders delivering the Demand Notice pursuant to Section 1(a) hereof.

            "Effectiveness Period" shall have the meaning set forth in Section 1(d) hereof.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

            "Holders" means UBS Capital II LLC and any other holder of Registrable Shares or securities exercisable for Registrable Shares.

            "Interruption Period" shall have the meaning set forth in Section 3(k) hereof.

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


            "Majority-in-Interest" of any group of Holders means holders of more than 50% of the Registrable Shares held by such Holders or issuable to such Holders upon conversion of Shares.

            "person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            "Piggyback Registration" shall have the meaning set forth in Section 2 hereof.

            "Promissory Note" means that Promissory Note dated as of August 2, 1999 in the face amount of $2,050,000 in favor of UBS Capital II LLC.

            "Prospectus" means the prospectus included in any Registration Statement (including a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Shares covered by such Registration Statement and all other amendments and supplements to such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

            "Registrable Shares" means (i) shares of Common Stock directly or indirectly issued or issuable upon conversion of the Shares or issued as dividends on the Shares; (ii) shares of Common Stock issued as payment of interest on the Promissory Note and (iii) any shares of Common Stock issued or issuable with respect to the shares of Common Stock referred to in clauses (i) and (ii) above upon any stock split, recapitalization or similar event; PROVIDED, HOWEVER, that shares of Common Stock shall only be registrable pursuant to this Agreement if and so long as they have not been (i) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (ii) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under
Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect to such shares of Common Stock are removed upon the consummation of such sale and the Company and the seller and purchaser of such shares of Common Stock shall have received an opinion of counsel for the seller, which shall be in form and content reasonably satisfactory to the Company and the seller and purchaser and their respective counsel, to the effect that such shares of Common Stock in the hands of the purchaser are freely transferable without restriction or registration under the Securities Act in any public or private transaction.

            "Registration" means registration under the Securities Act of an offering of Registrable Shares pursuant to a Demand Registration or a Piggyback Registration.

            "Registration Statement" means any registration statement under the Securities Act of the Company that covers any of the Registrable Shares pursuant to the provisions of this Agreement, including the related Prospectus, all amendments and supplements to such registration

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statement, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

            "SEC" means the Securities and Exchange Commission.

            "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

            "Senior Convertible Preferred Stock" means share of the Company's Senior Convertible Preferred Stock, par value $0.01 per share.

            "Shares" means the shares of the Company's Series B Convertible Preferred Stock, par value $.01 per share, Series C Convertible Preferred Stock, par value $.01 per share, Series D Non-Voting Preferred Stock, par value $.01 per share, and any securities (other than Common Stock) into which such shares may hereafter be changed, issued or issuable pursuant to the Stock Purchase Agreement or upon the exercise of any warrant, option or other conversion right entitling the holder thereof to receive shares of stock.

            "Shelf Registration" means an offering on a delayed or continuous basis pursuant to Rule 415 (or any similar rule that may be adopted by the SEC) promulgated under the Securities Act.

            "Stock Purchase Agreement" means the Stock Purchase Agreement, dated as of August 2, 1999, between the Company and the investors signatory thereto.

            "underwritten registration or underwritten offering" means a registration under the Securities Act in which securities of the Company are sold to an underwriter for reoffering to the public.

            Unless otherwise stated other capitalized terms contained herein have the meanings set forth in the Stock Purchase Agreement.

            9. Miscellaneous.

            (a) Rules 144 and 144A. The Company covenants that it will file any reports required to be filed by it under the Securities Act and the Exchange Act so as to enable Holders holding Registrable Shares to sell such Registrable Shares without registration under the Securities Act within the limitation of the exemptions provided by (a) Rules 144 and 144A under the Securities Act, as each such Rule may be amended from time to time, or (b) any similar rule or rules hereafter adopted by the SEC. Upon the request of any such Holder, the Company will forthwith deliver to such Holder a written statement as to whether it has complied with such requirements.

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            (b) Termination. This Agreement and the obligations of the Company and the Holders hereunder (other than Section 6 hereof) shall terminate on the first date on which no Registrable Shares remain outstanding.

            (c) Notices. All notices, demands, requests, or other communications which may be or are required to be given, served, or sent by any party to any other party pursuant to the Registration Rights set forth in this Exhibit G shall be given in accordance with Section 15.5 of the Stock Purchase Agreement.

            (d) Stock Purchase Agreement. This Exhibit G is deemed a part of the Stock Purchase Agreement.


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